Exhibit 99.1

(Valassis letterhead)	(ADVO letterhead)

FOR IMMEDIATE RELEASE

Valassis to Acquire ADVO

Formation of Leading Media Services Company

•	Creation of diversified media services company with complementary products, services and clients

•	All cash price of $37 per share (approximately 32 million diluted shares)

•	Transaction value is approximately 8.3x fiscal year ended Sept. 30, 2006 pro-forma EBITDA, including an estimated $40 million of cost synergies

•	Expected to be accretive in 2007 on a cash earnings per share (EPS) basis which excludes estimated amortization of intangibles arising from purchase accounting

•	Combined offering provides advertisers with both unmatched scale and proven products; backed by a strong foundation of world-class targeting and analytics

Livonia, Mich., and Windsor, Conn., July 6, 2006: Valassis (NYSE: VCI), a leading company in marketing services, announced today that it has entered into a definitive merger agreement with ADVO (NYSE: AD), the nation’s leading direct mail media company, under which it will acquire all of the outstanding common shares of ADVO stock for $37 per share in cash in a merger. The fully financed transaction is valued at approximately $1.3 billion (on a diluted basis), including approximately $125 million in existing ADVO debt which Valassis expects to refinance.

This acquisition will create the nation’s largest integrated media services provider. The combination will feature the most comprehensive product and customer offering in the industry serving 20,000 advertisers worldwide, including 94 of the top 100 advertisers in the United States. The combined company will be positioned to capture growth across the expanded product and service portfolio, delivering customized, targeted solutions on a national, regional, zip code, sub-zip code and household basis. ADVO’s shared mail distribution business penetrates up to 114 million households, or 90% of U.S. homes, adding substantially to Valassis’ weekly newspaper distribution of over 60 million households. The combined company will have 7,900 employees with operations in nine countries.

“Together, Valassis and ADVO will be well positioned for growth as a more diversified company with complementary capabilities, product offerings and clients,” said Alan F. Schultz, Valassis Chairman, President and CEO. “We will have an unsurpassed ability to deliver value and savings to consumers where, when and how they want – and to do so with advanced analytics and targeting capabilities that maximize advertisers’ return on investment. This combination is a first in the media services industry and uniquely positions us to capture growth by anticipating the needs of the marketplace and evolving to meet them.”

S. Scott Harding, ADVO Chief Executive Officer, added, “Advertisers’ needs are becoming increasingly sophisticated and require solutions that are both scalable and customized. Our new company will deliver on these requirements with an unrivaled portfolio of products, leadership across multiple media platforms, proven targeting expertise and unmatched reach. In today’s media world, that is an undeniably attractive combination.”

Mr. Schultz continued, “We are very pleased to welcome ADVO into the Valassis family. This is an exciting opportunity for employees, clients and shareholders.”

Transaction Overview

Valassis expects the transaction to be accretive in 2007 on a cash EPS basis, excluding estimated amortization of intangibles arising from purchase accounting. Annual cost synergies of approximately $40 million are anticipated to be achieved beginning in 2007. The combined company expects revenue of approximately $2.65 billion in calendar year 2007. EBITDA in 2007 for the combined company is anticipated to be between $305 million and $315 million.

The combined company will be headquartered in Livonia, Mich., and maintain a substantial presence in Windsor, Conn. Mr. Schultz will remain Chairman, President and Chief Executive Officer and Mr. Robert L. Recchia will remain Chief Financial Officer. Mr. Harding will serve as a consultant to the combined company. The Valassis Board of Directors will remain intact.

The merger agreement, which has been approved by the Boards of Directors of both companies, remains subject to the approval of ADVO shareholders, regulatory approvals and other customary conditions. The transaction is expected to close in three to four months.

Valassis’ financial advisors are Bear, Stearns & Co. Inc., who also provided committed financing for the transaction, with McDermott Will & Emery LLP as legal counsel. ADVO’s financial advisors are Citigroup Global Markets, Inc. with Wachtell, Lipton, Rosen & Katz and Kirkpatrick & Lockhart Nicholson Graham LLP as legal counsel.

Investor Conference Call Information

An investor conference call will take place at 11 a.m. EDT today. The call-in number is (800) 240-6709. The call will be available via webcast through the Investor section of both company Web sites at http://www.valassis.com and at http://www.advo.com, and replay through July 20, 2006 at (800) 405-2236 and the pass code number is 11065702. This press release and the webcast will be archived on the company Web sites under “Investor.”

About Valassis

Valassis offers a wide range of marketing services to consumer packaged goods manufacturers, retailers, technology companies and other customers with operations in the United States, Europe, Mexico and Canada. Valassis’ products and services portfolio includes: newspaper-delivered promotions and advertisements such as inserts, sampling, polybags and on-page advertisements; direct-to-door advertising and sampling; direct mail; Internet-delivered marketing; loyalty marketing software; coupon and promotion clearing; and promotion planning and analytic services. Valassis has been listed as one of FORTUNE magazine’s “Best Companies to Work For” for nine consecutive years. Valassis’ subsidiaries include Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For additional information, visit the company Web site at http://www.valassis.com.

SAFE HARBOR AND FORWARD LOOKING STATEMENTS

Certain statements found in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of Valassis to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from Valassis’ existing competitors; new competitors in any of Valassis’ businesses; a shift in customer preference for different promotional materials, strategies or coupon delivery methods; an unforeseen increase in Valassis’ paper costs; economic disruptions caused by terrorist activity, armed conflict or changes in general economic conditions; changes which affect the businesses of Valassis customers and lead to reduced sales promotion spending; the ability and timing for the closing conditions to be satisfied in connection with Valassis’ merger agreement with ADVO; and the ability for Valassis to achieve synergies in connection with the merger and the integration of ADVO successfully into its business. Valassis disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About ADVO

ADVO is the nation’s leading direct mail media company, with annual revenues of nearly $1.4 billion. The company’s industry-leading targeting technology, coupled with its unparalleled logistics capabilities, enable retailers seeking superior return on investment to target, version and deliver their print advertising directly to consumers most likely to respond. Serving 17,000 national, regional and local clients, ADVO reaches 114 million households, more than 90% of the nation’s homes, with its ShopWise™ shared mail advertising. The company can be visited online at http://www.ADVO.com.

SAFE HARBOR AND FORWARD LOOKING STATEMENTS

This press release may contain certain statements regarding ADVO’s business outlook, prospects, future economic performance, anticipated profitability, revenues, expenses or other financial items, future contracts, market opportunities and other statements that are not historical facts, such statements are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause ADVO’s actual results to differ materially from those in the forward looking statements. ADVO’s business is promotional in nature, and ADVO serves its clients on a “just in time” basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from period to period, depending on its customers’ promotional needs, inventories, and other factors. In any particular period these transactional fluctuations are difficult to predict, and can materially affect ADVO’s revenue and profit results. ADVO’s business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and ADVO’s distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of ADVO’s business; the efficiencies achieved with technology upgrades; fluctuations in interest rates; the ability and timing for the closing conditions to be satisfied in connection with ADVO’s merger agreement with Valassis and other general economic factors.

Additional Information

ADVO will file a preliminary and definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its shareholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information. Shareholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by ADVO with the Securities and Exchange Commission at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by ADVO will be available free of charge from ADVO. ADVO and its directors and executive officers and certain other of its employees may be soliciting proxies from shareholders of ADVO in favor of the proposed transaction.

Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the Securities and Exchange Commission.

Contacts:

Valassis Investor and Corporate Communications

Sherry Lauderback

Director, Investor Relations and Corporate Communications

(734) 591-7374

lauderbacks@valassis.com

Mary Broaddus

Supervisor, Investor Relations and Corporate Communications

(734) 591-7375

broaddusm@valassis.com

ADVO Investor Relations

Chris Hutter

NVP, Finance

(860) 285-6424

Cthutter@ADVO.com

ADVO Media Relations

Pam Kueber

VP, Communications

(860) 298-5797

Pjkueber@ADVO.com

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